Exhibit 16.1

                                                    411550 FUQUA, SUITE 475
HLB      HAM, LANGSTON & BREZINA, L.L.P.            HOUSTON, TEXAS 7703
          Certified Public Accountants              PHONE (281) 481-1040
                                                    FAX (281) 481-8485
                                                    www.hlb-cpa.com


February 12, 2010




Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Dear Sirs:

We have read TX Holdings, Inc.'s statements under Item 4.01(a) of its Form 8-K to which this letter is attached as an exhibit. We are in agreement with the statements contained therein, in so far as they relate to our firm. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

/s/ Ham, Langston & Brezina, L.L.P.
-----------------------------------

Ham, Langston & Brezina, L.L.P.